                                                                          10.6.1
                                ADDENDUM TO LEASE

      THIS LEASE ADDENDUM, made this 11th day of March, 1997, by and between ASPEN REALTY & MANAGEMENT CO., with offices located at 2295 Corporate Blvd., Suite 134, Boca Raton, FL 33431, a Florida corporation, as Landlord, [successor in interest to LEE MAX ROTHMAN], and IMX CORPORATION, a Utah Corporation, located at 2295 Corporate Blvd., #131, Boca Raton, FL 33431, as Tenant [successor in interest to the FORSTER COMPANY and SHALOM Y'ALL, INC.]

                                   WITNESSETH:

      WHEREAS, by Lease bearing the date of March 29, 1996, as modified by Addendum dated June 29, 1996, Landlord let to Tenant the premises and appurtenances known as Suite 131-133; of the office building known as Executive Court I located at 2295 Corporate Blvd., Boca Raton, Palm Beach County, Florida. Subsequently, by Addendum dated June 29, 1996 Landlord let to Tenant additional office space to be known as Suite 138, in the same office building for a term beginning on April 1, 1996 and ending March 31, 2001.

      WHEREAS, in consideration of the mutual benefits to be derived, the parties hereto again desire to modify said Lease as hereinafter set forth:

      NOW, THEREFORE, it is mutually understood and agree as follows:

1. Tenant shall lease the additional premises known as Suite 130 for the term beginning March 12, 1997 and ending on March 31, 2001.

2. Tenant shall not be entitled to make any alterations or additions to the Demised Premises without the prior written consent of Landlord and approval of the City of Boca Raton and County of Palm Beach. Florida. All work or renovations shall meet the present standards of the Building, including decorative and cosmetic standards, and Building Codes of the City of Boca Raton and County of Palm Beach, Florida.

3. In addition to all other rental and monetary obligations contained in Article 4 of the Lease dated March 29, 1996, or the addenda thereto, Tenant shall be responsible for additional rent as follows:

"4. RENT. Tenant shall pay to Landlord, at the address noted above or at such place as Landlord shall designate in writing from time to time, a gross rental plus applicable Florida Sales

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tax payable in monthly installments due on the first (1st) day of each month during the term as follows:

A. March 12, 1997 - March 31, 1998: $890.00 per month plus Florida sales tax for an annual rental rate of $10,680.00 plus Florida sales tax. The gross rental for any fractional month shall be apportioned.

B. April 1, 1998 - March 31, 1999: $950.00 per month plus Florida sales tax for an annual rental rate of $11,400.00 plus Florida sales tax. The gross rental for any fractional month shall be apportioned.

C. April 1, 1999 - March 31, 2000: $1,015.00 per month plus Florida sales tax for an annual rental rate of $12,180.00 plus Florida sales tax. The gross rental for any fractional month shall be apportioned.

D. April 1, 2000- March 31, 2001: $1,100.00 per month plus Florida sales tax for an annual rental rate of $13,200.00 plus Florida sales tax. The gross rental for any fractional month shall be apportioned.

It is the purpose and intent of the parties hereto that the rent herein provided shall, except as expressly provided to the contrary herein, be gross to Landlord. Tenant shall not be responsible for such charges as common area maintenance, Landlord's insurance or taxes; yet Tenant shall be responsible for its own operating costs such as electricity, light bulbs, telephones, janitorial, licenses of every type, personal property taxes, alarm monitoring, signage in accordance with the condominium standards (and removed at lease termination), the expenses associated with the removal of trash and garbage, and its own costs associated with maintenance, cleaning and operations including costs listed in the original Lease.

If Tenant shall fail to pay when due any installment of Rent, Tenant shall pay Landlord, on demand, an additional sum of ten percent (10%) thereafter representing late charges (or, if such rate be illegal, at the maximum rate then permitted by law) of the amount of such delinquent payment that such payment is overdue.

All Rent shall be paid to Landlord without notice, demand, counterclaim, set off, deduction or defense, and nothing shall


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suspend, defer, diminish, abate or reduce any Rent, except as otherwise specifically provided in this Lease."

4. Landlord and Tenant each represent and warrant that there was no broker and/or real estate agent instrumental in consummating this lease. Tenant agrees to hold Landlord harmless against any claims arising out of any conversations Tenant had with any broker concerning the Demised Premises.

5. All other Terms and Conditions of the above referenced Lease shall remain in full force and effect.

      IN WITNESS WHEREOF. the parties hereto have executed this ADDENDUM TO LEASE the day and year first above written.


Signed, sealed in the                    LANDLORD:
presence of:                             ASPEN REALTY & MANAGEMENT CO.
                                         a Florida corporation

      /s/ Jeanne Wilson
------------------------------
Name Jeanne Wilson                       By:   /s/ Lee Max Rothman
     -------------------------              ------------------------------------
                                            Lee Max Rothman, Pres.

      /s/ Katherine A. Brewer
------------------------------
Name Katherine A. Brewer                          (CORPORATE SEAL)
     -------------------------


                                         TENANT:
                                         IMX CORPORATION., a Utah corporation

      /s/ Jeanne Wilson
------------------------------
Name Jeanne Wilson                       By:   /s/ Bill Forster
     -------------------------              ------------------------------------
                                            Bill Forster
                                            C.E.O.

      /s/ Katherine A. Brewer
------------------------------
Name  Katherine A. Brewer
     -------------------------                        (CORPORATE SEAL)


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